Exhibit 99.2

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re: DENDREON CORPORATION, et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 14-12515 (LSS) Jointly Administered
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FIRST AMENDED PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS

Nothing contained herein shall constitute an offer, an acceptance or a legally binding obligation of the Debtors or any other party in interest. This Plan is subject to approval of the Bankruptcy Court and other customary conditions. This Plan is not an offer with respect to any securities. You should not rely on the information contained in, or the terms of, this Plan for any purpose (including in connection with the purchase or sale of the Debtors’ securities) prior to the confirmation of this Plan by the Bankruptcy Court.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Anthony W. Clark (I.D. No. 2051) Sarah E. Pierce (I.D. No. 4648) One Rodney Square P.O. Box 636 Wilmington, DE 19899 Telephone: (302) 651-3000 Fax: (302) 651-3001	Kenneth S. Ziman Raquelle L. Kaye Four Times Square New York, NY 10036 Telephone: (212) 735-3000 Fax: (212) 735-2000	Felicia Gerber Perlman Candice Korkis 155 N. Wacker Dr. Chicago, IL 60606 Telephone: (312) 407-0700 Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

Dated:  April 16, 2015

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 601 Union Street, Suite 4900, Seattle, Washington 98101.

Article IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1	Acceptance by an Impaired Class	21
4.2	Presumed Acceptances by Unimpaired Classes	21
4.3	Classes Deemed to Reject Plan	21
4.4	Impaired Classes of Claims Entitled to Vote	21
4.5	Elimination of Vacant Classes	21
4.6	Voting Classes; Deemed Acceptance by Non-Voting Classes	21
4.7	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	22

Article V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1	Substantive Consolidation	22
5.2	Corporate Action	23
5.3	Compliance with the Asset Purchase Agreement	26
5.4	Privilege Matters	26
5.5	Dissolution of the Committee	27
5.6	The Plan Administrator	27
5.7	Distributions to Holders of 2016 Noteholder Claims and General Unsecured Claims	29
5.8	Limited Release of Liens	30
5.9	Accounts and Reserves	30
5.10	Exemption from Certain Transfer Taxes	32
5.11	Exemption from Securities Laws	32
5.12	Preservation of Causes of Action	33
5.13	Effectuating Documents; Further Transactions	34
5.14	2016 Notes Trustee Fee Claims	34
5.15	Oversight Committee	34

Article VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Distributions for Claims Allowed as of the Effective Date	35
6.2	Disbursing Agent	35
6.3	Delivery of Distributions and Undeliverable or Unclaimed Distributions	35
6.4	Prepayment	37
6.5	Means of Cash Payment	37
6.6	Interest on Claims	37
6.7	Withholding and Reporting Requirements	37
6.8	Setoffs	37
6.9	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims	38

Article VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Rejected Contracts and Leases	40
7.2	Rejection Damages Bar Date	41
7.3	Assumed Contracts and Leases	41
7.4	Indemnification Obligations	41

Article VIII

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

8.1	Conditions to Confirmation	42
8.2	Conditions to Effective Date	43
8.3	Waiver of Conditions	43
8.4	Consequences of Non-Occurrence of Effective Date	43

Article IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

9.1	Professional Fee Claims	44
9.2	Substantial Contribution Compensation and Expenses Bar Date	44
9.3	Other Administrative Claims	44

Article X

EFFECTS OF CONFIRMATION

10.1	Satisfaction of Claims	45
10.2	Binding Effect	45
10.3	Effects of Confirmation	45
10.4	Releases	45
10.5	Exculpation and Limitation of Liability	47
10.6	Injunction	47
10.7	Satisfaction of Subordination Rights	47

Article XI

RETENTION OF JURISDICTION

11.1	Retention of Jurisdiction by the Court	48
11.2	Retention of Non-Exclusive Jurisdiction by the Court	50
11.3	Failure of Court to Exercise Jurisdiction	50

Article XII

MISCELLANEOUS PROVISIONS

12.1	Modifications and Amendments	50
12.2	Severability of Plan Provisions	50
12.3	Successors and Assigns	51
12.4	Payment of Statutory Fees	51
12.5	Revocation, Withdrawal or Non-Consummation	51
12.6	Insurance Policies	51
12.7	Service of Documents	51
12.8	Plan Supplement(s)	53

TABLE OF EXHIBITS

Exhibit	Title
A	Plan Administrator Agreement
B	Contracts To Be Assumed Under Plan
C	Non-Exclusive List of Retained Claims and Causes of Action

Note: To the extent that the foregoing Exhibits are not attached to this Plan, such Exhibits will be filed with the Court in Plan Supplement(s) filed on or before the date(s) set for the filing of such documents and forms of documents.

INTRODUCTION2

The debtors and debtors-in-possession in the above-captioned Chapter 11 Cases propose the following plan of liquidation. The Plan contemplates the liquidation of the Debtors and the resolution of outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

For a discussion of the Debtors’ history, businesses, properties, operations, the Chapter 11 Cases, risk factors, a summary of this Plan and certain other related matters, reference is hereby made to the Disclosure Statement that is being distributed herewith. In the event of any inconsistencies between the Plan and the Disclosure Statement, the terms and provisions of the Plan shall control.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and Section 12.1 of this Plan, the Debtors reserve the right to alter, amend, modify (one or more times), revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

1.1	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

1.2	Definitions

“2016 Noteholder Claim” means, individually, a Claim of a holder of the 2016 Notes arising under or as a result of such notes and, collectively, the Claims of all such holders arising under or as a result of such notes, which Claims shall be deemed Allowed in the aggregate amount of $625,694,097.22 (which amount includes any accrued and unpaid interest as of the Petition Date) as of the Effective Date.

[2]	Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof.

“2016 Notes” means the 2.875% Convertible Senior Notes due 2016, issued pursuant to that certain First Supplemental Indenture, dated January 20, 2011, to the base Indenture, dated March 16, 2007, by and between Dendreon Corporation, as issuer, and Bank of New York Mellon Trust Company, N.A., as indenture trustee.

“2016 Notes Indenture” that certain First Supplemental Indenture, dated January 20, 2011, to the base Indenture, dated March 16, 2007, by and between Dendreon Corporation, as issuer, and Bank of New York Mellon Trust Company, N.A., as indenture trustee, pursuant to which the 2016 Notes were issued.

“2016 Notes Trustee” means Bank of New York Mellon Trust Company, N.A. in its capacity as indenture trustee for the 2016 Notes under the 2016 Notes Indenture.

“2016 Notes Trustee Fee Claims” means the Claims for reasonable, actual fees and expenses, including reasonable, actual attorneys’ fees and expenses, incurred by the 2016 Notes Trustee through the Effective Date and payable under the 2016 Notes Indenture.

“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for Taxes accruing after the Petition Date; (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) Claims under section 503(b)(9) of the Bankruptcy Code.

“Administrative Claims Bar Date” means for Administrative Claims arising on the Petition Date and through the Effective Date, other than Professional Fee Claims, claims arising under section 503(b)(9) of the Bankruptcy Code and Claims by Governmental Units for Taxes accruing after the Petition Date, the date that falls on the first Business Day that is at least thirty (30) days after the Effective Date, in each case by which Holders of such Administrative Claims shall File with the Claims Agent and serve on the Debtors or the Plan Administrator, as applicable, requests for payment, in writing, together with supporting documents, substantially complying with the Bar Date Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

“Administrative and Priority Claims Estimate” means, as of the Effective Date, the estimated amount, exclusive of Professional Fee Claims, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims.

“Administrative and Priority Claims Reserve” means the reserve of Cash initially funded by the Debtors and maintained by the Plan Administrator, on behalf of the Liquidating Debtors (or the Liquidating Trust, if established), for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Fee Claims, the reserve for which Holders shall be the Professional Fee Reserve), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims in an amount equal to the Administrative and Priority Claims Estimate.

“Affiliate” means “affiliate” as defined in section 101(2) of the Bankruptcy Code.

“Affiliate Debtors” means Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC, the debtors and debtors-in-possession in Chapter 11 Cases No. 14-12516 (LSS), No. 14-12517 (LSS) and No. 14-12518 (LSS), respectively, which cases are pending in the Court.

“Allowed” means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

“Allowed Claim” means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Court, (b) that either (x) has been Scheduled as a liquidated, non-contingent and undisputed Claim in an amount greater than zero in the Schedules, or (y) is the subject of a timely filed Proof of Claim and, as to both (x) and (y), either (i) no objection to its allowance has been filed on or before the Claims Objection Deadline (as may be extended) or the expiration of such other applicable period fixed by the Court or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount (x) in the Plan or (y) after the Effective Date, by the Plan Administrator in writing; provided, however, that with respect to an Administrative Claim, “Allowed Claim” means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable bar dates for such requests set by the Court (if such written request is required) in each case as to which (a) the Debtors or the Plan Administrator, as applicable, or any other party in interest (x) has not filed an objection on or before the Claims Objection Deadline (as may be extended) or the expiration of such other applicable period fixed by the Court or (y) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, or has been denied by Final Order, or (b) after the Effective Date, the Plan Administrator has expressly allowed in a liquidated amount in writing with the consent of the Oversight Committee (to the extent required under the Plan). For purposes of computing Distributions under this Plan, a Claim that has been deemed “Allowed” shall not include interest, fees, costs or charges on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code, applicable law, or as otherwise expressly set forth in this Plan.

“Asset Purchase Agreement” means that certain Second Amended and Restated Acquisition Agreement by and between the Debtors, the Purchaser and Valeant Pharmaceuticals International, Inc., dated as of February 19, 2015, as may be amended from time to time.

“Available Cash” means all of the Cash held by the Debtors’ Estates on the Effective Date plus all Cash realized by the Liquidating Debtors after the Effective Date, including any recovery from Causes of Action, less the amounts used to fund the Professional Fee Reserve, the Administrative and Priority Claims Reserve, the Disputed Claims Reserve and the Wind-down Reserve.

“Avoidance Actions” means any and all claims and Causes of Action of the Debtors arising under chapter 5 of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549 and 550 thereof or their state law analogs.

“Ballot” means each of the ballot or master ballot forms distributed with the Disclosure Statement to Holders of Impaired Claims entitled to vote under Section 4.4 hereof in connection with the solicitation of acceptances of the Plan.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Local Rules, as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

“Bar Date” means, with respect to any particular Claim, the specific date set by the Court as the last day for Filing Proofs of Claim against the Debtors or requests in these Chapter 11 Cases for that specific Claim.

“Bar Date Order” means the Order Pursuant to Sections 105, 501, 502, 503 and 1111(a) of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003(c)(3), and Local Rules 1009-2 and 2002-1(e) (I) Establishing Bar Dates for Filing Claims Against the Debtors and (II) Approving Form and Manner of Notice Thereof [Docket No. 352].

“Books and Records” means any and all books and records of the Debtors, including computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.

“Business Day” means any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

“Cash” means legal tender of the United States of America or equivalents thereof.

“Causes of Action” means any and all claims, actions, proceedings, causes of action, Avoidance Actions (excluding Avoidance Actions pursuant to section 547 of the Bankruptcy Code against non-Insiders of the Debtors), suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Bankruptcy Cases, through and including the Effective Date, that any Debtor and/or Estate may hold against any Person.

“Chapter 11 Cases” means the chapter 11 cases commenced by the Debtors and jointly administered under case number 14-12515 (LSS) in the Court.

“Claim” means a claim against any Debtor, whether or not asserted, as such term is defined in section 101(5) of the Bankruptcy Code.

“Claimholder” means the holder of a Claim.

“Claims Agent” means Prime Clerk LLC, or any successor thereto.

“Claims Objection Deadline” means the last day for filing objections to Claims (other than Disallowed Claims for which no objection is required), which day shall be one hundred and twenty (120) days after the Effective Date, or such later date as may be ordered by the Court.

“Class” means each category or group of Holders of Claims or Interests that has been designated as a class in Article III of this Plan.

“Collateral” means any property or interest in property of a Debtor’s Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

“Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

“Committee Member Substantial Contribution Claim” means, individually, any Substantial Contribution Claim by a member or members of the Committee for services provided by counsel to such member or members (for which redacted invoices shall be provided to the Debtors and the Supporting Noteholders), and, collectively, all such Claims, which shall be deemed Allowed as of the Effective Date in the amount of such Claims, the aggregate amount of which shall not exceed $100,000.

“Confirmation” means the entry of the Confirmation Order, subject to all conditions specified in Section 8.1 having been satisfied or waived pursuant to Section 8.3.

“Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Hearing” means the hearing(s) before the Court to consider confirmation of the Plan and related matters pursuant to section 1128 of the Bankruptcy Code, as such hearing(s) may be adjourned or continued from time to time.

“Confirmation Order” means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Contingent” means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

“Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

“Cure” means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Court, with respect to the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

“Debtors” means, together, Dendreon Corporation, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC.

“Deerfield Noteholders” means Deerfield Management Company, L.P. and certain funds managed by it that are holders of 2016 Notes.

“Deerfield Noteholders PSA” means that certain Amended and Restated Plan Support Agreement dated December 17, 2014, as amended from time to time, by and among the Debtors and each holder of the 2016 Notes that is a signatory thereto.

“Deerfield Requisite Supporting Noteholders” has the meaning ascribed to “Requisite Supporting Noteholders” in the Deerfield Noteholders PSA.

“Deerfield Substantial Contribution Claim” means the Substantial Contribution Claim of the Deerfield Noteholders for the services performed by Katten Muchin Rosenman LLP (for which redacted invoices shall be provided to the Debtors, the Unaffiliated Noteholders and the Committee), which shall be deemed Allowed in the amount of $152,953.00 as of the Effective Date.

“Dendreon” means Dendreon Corporation.

“Disallowed” means (with reference to a Claim) any Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, (c) is not Scheduled, and as to which (i) no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, and (ii) no request for payment of an Administrative Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (d) after the Effective Date, has been disallowed in a written agreement by and between the Plan Administrator and the Holder of such Claim.

“Disbursing Agent” means (a) prior to the Effective Date, the Debtors, and (b) on and after the Effective Date, the Plan Administrator; provided, however, that the Debtors or the Plan Administrator may, in their discretion, retain a third party to act as Disbursing Agent.

“Disclosure Statement” means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Court pursuant to the Disclosure Statement Approval Order.

“Disclosure Statement Approval Order” means the Final Order approving, among other things, the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Disputed” means, when used in reference to a Claim, a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

“Disputed Claim Amount” means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to a Disputed Claim; (ii) an amount agreed to by the Debtors or the Plan Administrator, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation is filed by any party, the amount at which such Claim is estimated by the Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors or the Plan Administrator, as applicable, and the Holder of such Disputed Claim; (ii) the amount estimated by the Court with respect to such Disputed Claim; or (c) if the Claim is a Disallowed Claim, zero.

“Disputed Claims Estimate” means, as of any date of determination, the aggregate amount that would be distributed to all holders of Disputed General Unsecured Claims if each such claim became an Allowed General Unsecured Claim in the Face Amount of such Claim on such date.

“Disputed Claims Reserve” means the reserve of Cash in the amount of the Disputed Claims Estimate initially funded by the Debtors and maintained by the Plan Administrator, on behalf of the Liquidating Debtors (or the Liquidating Trust, if established), for the payment of Disputed General Unsecured Claims that become Allowed Claims after the Effective Date.

“Distribution” means the distributions to be made by the Disbursing Agent in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

“Distribution Date” means the Effective Date, or the date occurring as soon as practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

“Distribution Record Date” means the record date for the purpose of determining Holders of Allowed Claims entitled to receive Distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order; provided, however, that such Distribution Record Date shall not apply to public securities.

“Effective Date” means the first Business Day on which all conditions to the consummation of the Plan set forth in Section 8.2 hereof have been satisfied or waived in accordance with Section 8.3.

“Entity” has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

“Estate(s)” means, individually, the estate of any Debtor in these Chapter 11 Cases and, together, the estates of the Debtors created under section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases on the Petition Date.

“Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under 365 of the Bankruptcy Code.

“Exhibit” means an exhibit either attached to this Plan or attached as an appendix to the Disclosure Statement.

“Face Amount” means (i) when used in reference to a Disputed or Disallowed Claim, the Disputed Claim Amount, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

“File,” “Filed” or “Filing” means, respectively, file, filed or filing with the Court or its authorized designee in these Chapter 11 Cases.

“Final Fee Applications” has the meaning ascribed to such term in Section 9.1(a).

“Final Order” means an order of the Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken; provided, however, that the fact that a petition for reargument or rehearing could be filed, after the applicable deadline for commencing an appeal, shall not prevent an order from being a Final Order if no such petition has been filed.

“General Unsecured Claim” means a Claim against any or all of the Debtors that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, Intercompany Claim, Subordinated Claim or 2016 Noteholder Claim.

“Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

“Holder” means a holder of a Claim or Interest, as applicable.

“Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Impaired Class” means a Class of Claims or Interests that is Impaired.

“Indemnified Parties” has the meaning ascribed to such term in Section 5.6(e).

“Insider” has the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

“Insured Claim” means any Claim, other than a Subordinated Claim, or portion of a Claim that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

“Intercompany Claims” means any Claim, if any, held by a Debtor against another Debtor, including, without limitation: (i) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (ii) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (iii) any derivative Claim asserted by or on behalf of one Debtor against another Debtor.

“Intercompany Interest” means an Interest in a Debtor held by another Debtor.

“Interest” means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person in the Debtors, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtors, partnership interests in the Debtors’ stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtors or obligating the Debtors to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

“Lien” has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

“Liquidating Debtors” means the Debtors, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

“Liquidating Trust” has the meaning ascribed to such term in Section 5.2(a).

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

“Objection(s)” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

“Official Bankruptcy Forms” means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

“Outside Date” has the meaning ascribed to such term in Section 5.2(a).

“Ordinary Course Professionals” means those professionals authorized to be paid by the Debtors pursuant to the Order Pursuant to 11 U.S.C. §§ 105(a), 327, 330 and 331 Authorizing Debtors to Employ and Pay Professionals Utilized in the Ordinary Course of Business [Docket No. 159].

“Oversight Committee” has the meaning ascribed to such term in Section 5.15.

“Periodic Distribution Date” means each date selected by the Plan Administrator, on behalf of the Liquidating Debtors, for making a Distribution to Holders of Allowed 2016 Noteholder Claims and Allowed General Unsecured Claims in accordance with the Plan Administrator Agreement, which dates shall be no less frequent than quarterly unless the aggregate amount of any such Distributions to be made on any such date, except the last distribution date, is $100,000.00 or less.

“Person” has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

“Petition Date” means November 10, 2014, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

“Plan” means this chapter 11 plan of liquidation proposed by the Debtors including all exhibits and schedules attached hereto or otherwise incorporated herein, as such Plan may be altered, amended, modified or supplemented from time to time, including in accordance with its terms and the Bankruptcy Code and the Bankruptcy Rules.

“Plan Administrator” means the Person or Entity designated by the Debtors, subject to the consent of the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders and the Committee, which consent shall not be unreasonably withheld, prior to the Confirmation Date and approved by the Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

“Plan Administrator Agreement” means the agreement between and among the Debtors and the Plan Administrator, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, in substantially the form set forth in Exhibit A.

“Plan Administrator Professionals” means the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals of the Plan Administrator and the Liquidating Debtors (in their capacities as such).

“Plan Supplement” means the compilation(s) of documents and forms of documents, including any exhibits to the Plan not included herewith, that the Debtors shall file with the Court on or before the Plan Supplement Filing Date.

“Plan Supplement Filing Date” means the date on which the Plan Supplement shall be filed with the Court, which date shall be at least five (5) days prior to the Voting Deadline or such other date as may be approved by the Court without further notice to parties in interest.

“Plan Termination Date” has the meaning ascribed to such term in Section 5.7(c).

“Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Priority Tax Claim” means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

“Professional” means, other than Ordinary Course Professionals, (i) any professional employed by the Debtors or the Committee in the Chapter 11 Cases pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code and (ii) any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, other than those whose claims are specifically allowed pursuant to the Plan.

“Professional Fee Claim” means a Claim of a Professional pursuant to sections 327, 328, 330, 331 or 503(b) for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

“Professional Fee Estimate” means, collectively, (i) with respect to any Professional employed by the Debtors or the Committee, a good-faith estimate of such Professional’s anticipated accrued unpaid Professional Fee Claims as of the Effective Date, (ii) the Supporting Noteholders Professional Fee Estimate, (iii) the Allowed Deerfield Substantial Contribution Claim, (iv) the Allowed Committee Member Substantial Contribution Claims, and (v) the 2016 Notes Trustee Fee Claims.

“Professional Fee Holdback Amount” means the amount equal to 20% of fees billed to the Debtors for a given month that were retained by the Debtors as a holdback on payment of Professional Fee Claims pursuant to the Professional Fee Order.

“Professional Fee Order” means the Order Pursuant to 11 U.S.C. §§ 105(a) and 331 Establishing Interim Compensation Procedures [Docket No. 153].

“Professional Fee Reserve” means the reserve of Cash in the amount of the Professional Fee Estimate initially funded by the Debtors and maintained by the Plan Administrator, on behalf of the Liquidating Debtors (or the Liquidating Trust, if established), in an amount sufficient to fund (a) all Professional Fee Claims of Professionals employed by the Debtors or the Committee, including but not limited to an amount sufficient to pay (i) all unpaid Professional Fee Holdback Amounts and other expenses billed by Professionals of the Debtors or the Committee prior to the Effective Date; (ii) all outstanding fee applications of Professionals of the Debtors or the Committee not ruled upon by the Court as of the Effective Date; and (iii) the estimated aggregate amount of all reasonable fees and expenses due to Professionals of the Debtors or the Committee for periods that have not been billed as of the Effective Date; (b) the Supporting Noteholders Professionals Fee Estimate; (c) the Allowed Deerfield Substantial Contribution Claim; (d) the Allowed Committee Member Substantial Contribution Claims; and (e) the 2016 Notes Trustee Fee Claims.

“Proof of Claim” means the proof of claim that must be filed before the applicable Bar Date, which term shall include a request for payment of an administrative expense claim.

“Pro Rata” means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

“PSA Order” means the Order (A) Authorizing the Debtors to Assume Plan Support Agreements and (B) Granting Related Relief [Docket No. 215].

“Purchaser” means Drone Acquisition Sub Inc., a wholly-owned subsidiary of Valeant Pharmaceuticals International, Inc., the Entity that acquired substantially all of the Debtors’ assets pursuant to the Asset Purchase Agreement and the Sale Order.

“Released Party” means each of the following (a) the Deerfield Noteholders, (b) the Unaffiliated Noteholders, (c) the 2016 Notes Trustee, and (d) with respect to each of the foregoing persons in clauses (a) through (c), such Person’s current and former subsidiaries, Affiliates, members, directors, officers, principals, agents, financial advisors, restructuring advisors, accountants, investment bankers, consultants, attorneys, employees, partners, equity holders, representatives, and other professionals, in each case, only in their capacity as such.

“Sale” means the sale of substantially all of the Debtors’ assets to the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

“Sale Order” means the Order Pursuant to Bankruptcy Code Sections 105(a), 363, 365, 503 and Bankruptcy Rules 2002, 6004, 6006 (I) Approving the Sale of The Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Certain Related Relief [Docket No. 410], entered on February 20, 2015.

“Scheduled” means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

“Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy

Rules, as such schedules and statements have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009 or any orders of the Court.

“Secured Claim” means a Claim (a) that is secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly filed motion for relief from the automatic stay, to the extent of the value of the Claimholder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

“Solicitation Procedures Order” means the Order (A) Approving the Form and Manner of Notice of the Disclosure Statement Hearing; (B) Approving Disclosure Statement; (C) Authorizing the Offer and Sale of Valeant Shares Exempt from Registration Under Securities Laws Pursuant to Bankruptcy Code Section 1145 and Pursuant to Bankruptcy Code Section 1125(e) Safe Harbor; (D) Scheduling Hearing on Confirmation of Plan; (E) Establishing Deadlines and Procedures for Filing Objections to Confirmation of Plan; (F) Establishing Deadline and Procedures for Voting on the Plan; (G) Approving Solicitation Procedures; (H) Establishing Procedures for Tabulation of Votes; and (I) Granting Related Relief [Docket No. 596].

“Subordinated Claim” means any Claim subordinated pursuant to sections 510(b) or 510(c) of the Bankruptcy Code.

“Substantial Contribution Claim” means a Claim under subsections 503(b)(3), (b)(4) or (b)(5) of the Bankruptcy Code for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

“Substantive Consolidation Order” means the order of the Court, which may be the Confirmation Order, authorizing substantive consolidation of the Estates pursuant to 5.1 hereof.

“Supporting Noteholders” means the Deerfield Noteholders and the Unaffiliated Noteholders.

“Supporting Noteholders Professional” means, individually, each of the following professionals employed by the Supporting Noteholders whose fees and expenses are permitted to be paid pursuant to the PSA Order: Brown Rudnick LLP, Fox Rothschild LLP, Jefferies LLC, Willkie Farr & Gallagher LLP and Morris, Nichols, Arsht & Tunnell LLP, and, collectively, all such professionals.

“Supporting Noteholders Professional Fee Claim” means a Claim of a Supporting Noteholders Professional for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

“Supporting Noteholders Professional Fee Estimate” means, individually, a good-faith estimate of each such professional’s anticipated accrued unpaid fees and expenses as of the Effective Date and, collectively, all such estimates of the Supporting Noteholders Professionals.

“Tax” or “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, stamp taxes and duties, value added taxes, levies, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority with respect thereto.

“Total Distributable Value” means the sum of the amount of Available Cash and the aggregate value of $49,500,000 of the Valeant Shares available for distribution to the Holders of Allowed Class 3 and Class 4 Claims.

“Trading Day” means a day on which shares of Valeant Pharmaceuticals International, Inc. are traded on the New York Stock Exchange.

“Unaffiliated Noteholders” means certain unaffiliated holders of 2016 Notes who are party to the Unaffiliated Noteholders PSA.

“Unaffiliated Noteholders PSA” means that certain that certain Amended and Restated Plan Support Agreement dated December 17, 2014, as amended from time to time, by and among the Debtors and each holder of the 2016 Notes that is a signatory thereto.

“Unaffiliated Requisite Supporting Noteholders” has the meaning ascribed to “Requisite Supporting Noteholders” in the Unaffiliated Noteholders PSA.

“Unexpired Lease(s)” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, when used in reference to a Claim or a Class, a Claim or a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

“U.S. Trustee Fees” means fees payable pursuant to 28 U.S.C. § 1930.

“Valeant Shares” means the common shares of Valeant Pharmaceuticals International, Inc., having an aggregate value of $49,500,000 as of the close of the market on the Trading Day immediately prior to the Effective Date, paid to the Debtors as partial consideration for the assets acquired by the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

“Voting Deadline” means May 19, 2015, at 4:00 p.m. (Eastern time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

“Wind-down Budget” means a budget to be prepared by the Debtors, and reasonably acceptable to the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee, which shall be filed with the Court as part of the Plan Supplement, and which may be amended from time to time after entry of the Confirmation Order, subject to the consent of the Oversight Committee, which consent shall not be unreasonably withheld, and which shall estimate the funds necessary to administer the Plan and wind down the Debtors’ affairs, including the costs of holding and liquidating the Estates’ remaining property, objecting to Claims, making the Distributions required by the Plan, prosecuting claims and Causes of Action that may be held by the Estates against third parties that are not released, waived or transferred pursuant to the Plan (including pursuant to Article X) or otherwise, paying Taxes, filing Tax returns, paying professionals’ fees and expenses, paying the fees and expenses of the Oversight Committee, funding payroll and other employee costs, providing for the purchase of errors and omissions insurance and/or other forms of indemnification for the Plan Administrator, and for all such items and other costs of administering the Plan, the Estates and the Liquidating Debtors (other than the Administrative and Priority Claims Reserve, the Disputed Claims Reserve, and the Professional Fee Reserve).

“Wind-down Reserve” means the reserve account initially funded by the Debtors in the amount of the Wind-down Budget and maintained by the Plan Administrator, on behalf of the Liquidating Debtors (or the Liquidating Trust, if established).

1.3	Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.4	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.5	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

2.1	Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

2.2	Unclassified Claims (not entitled to vote on the Plan)

(a)     Administrative Claims

(b)     Priority Tax Claims

2.3	Unimpaired Classes of Claims (deemed to have accepted the Plan and not entitled to vote on the Plan)

(a)     Class 1 (Priority Non-Tax Claims): Class 1 consists of all Priority Non-Tax Claims.

(b)     Class 2 (Secured Claims): Class 2 consists of all Secured Claims.

2.4	Impaired Classes of Claims (entitled to vote on the Plan)

(a)     Class 3 (2016 Noteholder Claims): Class 3 consists of all 2016 Noteholder Claims.

(b)     Class 4 (General Unsecured Claims): Class 4 consists of all General Unsecured Claims.

2.5	Impaired Classes of Claims (not entitled to vote on the Plan)

(a)     Class 5 (Intercompany Claims): Class 5 consists of all Intercompany Claims.

(b)     Class 6 (Subordinated Claims): Class 6 consists of all Subordinated Claims.

2.6	Impaired Classes of Interests (not entitled to vote on the Plan)

(a)     Class 7 (Interests): Class 7 consists of all Interests.

2.7	Unimpaired Classes of Interests (not entitled to vote on the Plan)

(a)     Class 8 (Intercompany Interests): Class 8 consists of all Intercompany Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

3.1	Unclassified Claims

(a)     Administrative Claims

On the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Administrative Claim (other than a Professional) shall receive, in full satisfaction, settlement and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtors, and (y) after the Effective Date, by the Disbursing Agent. Allowed Professional Fee Claims shall be paid from the Professional Fee Reserve pursuant to Section 5.9(a) of the Plan. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Administrative Claims (other than Professional Fee Claims) shall be paid solely from the Administrative and Priority Claims Reserve.

(b)     Priority Tax Claims

On the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Priority Tax Claims shall be paid solely from the Administrative and Priority Claims Reserve.

3.2	Unimpaired Claims

(a)     Class 1: Priority Non-Tax Claims

On the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction, settlement and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing.

(b)     Class 2: Secured Claims

On the later of (i) the Distribution Date or (ii) the date such Secured Claim becomes an Allowed Secured Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Secured Claim shall receive, in full satisfaction, settlement and discharge of, and in exchange for, such Allowed Secured Claim, (a) Cash equal to the value of such Allowed Secured Claim, (b) a return of the Collateral securing the Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing.

Any Holder of a Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Debtors or the Plan Administrator free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Secured Claim (i) has been paid Cash equal to the value of its Allowed Secured Claim, (ii) has received a return of the Collateral securing the Secured Claim, (iii) has received such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired, or (iv) has been afforded such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

3.3	Impaired Claims Entitled to Vote on the Plan

(a)     Class 3: 2016 Noteholder Claims

On the Distribution Date, and from time to time thereafter in accordance with the Plan, each Holder of an Allowed 2016 Noteholder Claim shall receive, in full satisfaction of, and in exchange for, such Allowed 2016 Noteholder Claim, (i) its Pro Rata share of 100% of the Valeant Shares (which shall be distributed immediately upon the occurrence of the Effective Date) and (ii) its Pro Rata share of Available Cash in the amount necessary to provide such Holder its Pro Rata share of Total Distributable Value available to Holders of Class 3 Claims and Class 4 Claims, or (iii) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing; provided, however, that each Holder of an Allowed 2016 Noteholder Claim shall not receive an amount that exceeds 100% of the amount of such Allowed 2016 Noteholder Claim.

(b)     Class 4: General Unsecured Claims

On the Distribution Date, and from time to time thereafter in accordance with the Plan, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of, and in exchange for, such Allowed General Unsecured Claim, (i) its Pro Rata share of Total Distributable Value available to Holders of Class 3 Claims and Class 4 Claims, solely in the form of Available Cash or (ii) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, shall have agreed upon in writing; provided, however, that each Holder of an Allowed General Unsecured Claim shall not receive an amount that exceeds 100% of the amount of such Allowed General Unsecured Claim.

3.4	Impaired Claims Not Entitled to Vote on the Plan

(a)     Class 5: Intercompany Claims

In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Intercompany Claims shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

(b)     Class 6: Subordinated Claims

On the Effective Date, all Subordinated Claims shall be eliminated and the Holders of Subordinated Claims shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

3.5	Impaired Interests

(a)     Class 7: Interests

On the Effective Date, the Interests shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property under the Plan on account of such Interest.

3.6	Unimpaired Interests

(a)     Class 8: Intercompany Interests

On the Effective Date, the Intercompany Interests shall be reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

3.7	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtors and the Plan Administrator with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims and the rights to assert all Causes of Action against the holders of such Unimpaired Claims that the Debtors had immediately prior to the Petition Date as if the Chapter 11 Cases had not been commenced.

3.8	Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Debtors and/or the Plan Administrator may, in their discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its Distribution in accordance with the terms and provisions of the Plan.

3.9	Special Provisions Regarding Insured Claims

Distributions under the Plan to each Holder of an Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Insured Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to: (a) the applicable deductible or self-insured retention under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs); provided further, however, that, to the extent that a Claimholder has an Allowed Insured Claim, the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such Claimholder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtor’s insurance policies. Nothing in this Section shall constitute a waiver of any Cause of Action the Debtors may hold against any Person, including the Debtors’ insurance carriers, or is intended to, shall or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any Distribution such Holder may receive under the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

The Plan shall not expand the scope of, or alter in any other way, the obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any Proof of Claim or the Debtors’ rights and defenses to such Proofs of Claim.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1	Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

4.2	Presumed Acceptances by Unimpaired Classes

Classes 1, 2 and 8 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders and Interest Holders are conclusively presumed to accept the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

4.3	Classes Deemed to Reject Plan

Holders of Claims in Classes 5 and 6 and Interest Holders in Class 7 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claimholders and Interest Holders are deemed to reject the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

4.4	Impaired Classes of Claims Entitled to Vote

Because Claims in Class 3 and Class 4 are Impaired under the Plan and Holders of such Claims shall receive or retain property under the Plan, Holders of Claims in Class 3 and Class 4 are entitled to vote and shall be solicited with respect to the Plan.

4.5	Elimination of Vacant Classes

Any Class or sub-Class of Claims or Interests that does not contain as of the date of the commencement of the Confirmation Hearing at least one Allowed Claim or Allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

4.6	Voting Classes; Deemed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

4.7	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 5, 6, and 7 are deemed to reject the Plan, and Classes 3 and 4 are entitled to vote on the Plan, the Debtors shall (i) seek confirmation of the Plan from the Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Section 12.1 hereof. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1	Substantive Consolidation

(a)     Consolidation of the Chapter 11 Estates

The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors’ Estates and Chapter 11 Cases for all purposes, including voting, Distribution and Confirmation. On the Effective Date, (i) all Intercompany Claims, if any, between the Debtors shall be eliminated, (ii) all assets and liabilities of the Affiliate Debtors shall be merged or treated as if they were merged with the assets and liabilities of Dendreon, (iii) any obligation of a Debtor and any guarantee thereof by the other Debtor shall be deemed to be one obligation of Dendreon, and any such guarantee shall be eliminated, (iv) the issued and outstanding Intercompany Interests shall be reinstated, (v) each Claim Filed or to be Filed against any Debtor shall be deemed Filed only against Dendreon and shall be deemed a single Claim against and a single obligation of Dendreon, and (vi) any joint or several liability of the Debtors shall be deemed one obligation of Dendreon. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by one Debtor as to the obligations of another Debtor shall be released and of no further force and effect.

The substantive consolidation effected pursuant to this Section 5.1(a) of the Plan (x) shall not affect the rights of any Holder of a Secured Claim with respect to the Collateral securing such Claims and (y) shall not, and shall not be deemed to, prejudice the Causes of Action and the Avoidance Actions (subject to the releases set forth in Section 10.4 of the Plan), which shall survive entry of the Substantive Consolidation Order, as if there had been no substantive consolidation. Notwithstanding the substantive consolidation provided for herein, each and every Debtor shall remain responsible for the payment of fees pursuant to 28 U.S.C. § 1930 until a particular case is closed, dismissed or converted.

(b)     Substantive Consolidation Order

The Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors’ Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the deadline to object to Confirmation of the Plan, or such other date as may be fixed by the Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

5.2	Corporate Action

(a)     Merger and Dissolution of Debtors

Immediately following the occurrence of the Effective Date, (a) the respective boards of directors of the Debtors shall be terminated and the members of the boards of directors of the Debtors shall be deemed to have resigned and (b) the Debtors shall continue to exist as the Liquidating Debtors after the Effective Date in accordance with the laws of the State of Delaware and pursuant to their respective certificates of incorporation, by-laws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making Distributions in accordance with the Plan.

On December 31, 2015 (the “Outside Date”), and without further order of the Court, the Affiliate Debtors shall be deemed merged with and into Dendreon, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors, the Liquidating Debtors or the Plan Administrator may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger of the Affiliate Debtors as provided herein, without the payment of any fee, Tax or charge and without need for the filing of reports or certificates.

Moreover, on and after the first day following the Outside Date, the Affiliate Debtors (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar Taxes accruing on or after the Outside Date.

As soon as practicable after the Plan Administrator exhausts substantially all of the assets of the Debtors’ Estates by making the final Distribution of Cash under the Plan, the Plan Administrator shall at the expense of the Debtors’ Estates (i) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and File a certificate informing the Court of the location at which such books, records and files are being stored; provided that any Tax records shall be turned over to the Purchaser in accordance with the Asset Purchase Agreement no later than the issuance of the final decree in the Chapter 11 Cases; (ii) File a certification stating that the assets of the

Debtors’ Estates have been exhausted and final Distributions of Cash have been made under the Plan; (iii) File the necessary paperwork in the state of Delaware to effectuate the dissolution of Dendreon in accordance with the laws of such jurisdiction; and (iv) resign as the sole shareholder, officer, director and manager, as applicable, of the Liquidating Debtors. Upon the Filing of the certificate described in clause (ii) of the preceding sentence, Dendreon shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith other than the filing of a motion for final decree.

In furtherance of the liquidation of the Liquidating Debtors and as necessary to comply with section 8.1(h) of the Asset Purchase Agreement, on or prior to December 31, 2015, a liquidating trust may be established pursuant to documentation, including a liquidating trust agreement, approved by the Liquidating Debtors, the Plan Administrator and the Oversight Committee, for the primary purpose of receiving assets of the Estates, continuing the wind down of such Estates in a commercially reasonable but expeditious manner, and distributing any such assets pursuant to this Plan, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to and consistent with, the liquidating purpose of the trust (any such trust, the “Liquidating Trust”).

If established, the Liquidating Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of Sections 671 through 679 of the Tax Code to the Holders of Claims, consistent with the terms of the Plan; provided, however, that the Plan Administrator in its role as liquidating trustee, after consultation with the Oversight Committee, may make an election under Treasury Regulations Section 1.468B-9(c)(2)(ii) to treat the Liquidating Trust (or any portion thereof) as a disputed ownership fund. Accordingly, unless an election is made to treat the Liquidating Trust as a disputed ownership fund, such Holders shall be treated for U.S. federal income tax purposes, (i) as direct recipients of an undivided interest in the assets transferred to the Liquidating Trust and as having immediately contributed such assets to the Liquidating Trust, and (ii) thereafter, as the grantors and deemed owners of the Liquidating Trust and thus, the direct owners of an undivided interest in the assets held by the Liquidating Trust. All parties (including Claimholders) shall report consistent with the valuation of the assets transferred to the Liquidating Trust as established by the Plan Administrator or its designee. The Plan Administrator is hereby appointed in such instance pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to handle all of the Debtors’ tax matters, including without limitation, the filing of all tax returns, and the handling of tax audits and proceedings, of the Debtors. The liquidating trustee shall be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a) or as a disputed ownership fund.

(b)     Certificate of Incorporation and By-laws

The certificate and articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, a provision (a) prohibiting the issuance of non-voting equity securities under section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Plan. The amended certificate of incorporation and by-

laws of each Debtor shall be reasonably acceptable to the Committee, the Deerfield Requisite Supporting Noteholders and the Unaffiliated Requisite Supporting Noteholders and shall be Filed on or before the date of the Confirmation Hearing.

(c)     Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III hereof, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim or Interest that is being reinstated and rendered unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that certain instruments, documents and credit agreements related to Claims shall continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders thereunder. The holders of or parties to such cancelled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

The Final Order Pursuant to Bankruptcy Code Sections 105(a), 362(a)(3) and 541 and Bankruptcy Rule 3001 Establishing Notice and Hearing Procedures for Trading in Equity Securities in Debtors [Docket No. 162], entered on December 9, 2014, shall remain in full force and effect on and after the Effective Date to enforce any violations of such order that occurred prior to the Effective Date.

Notwithstanding anything to the contrary in this Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III hereof, the 2016 Notes Indenture shall be cancelled except to the extent required for the purposes of permitting the 2016 Notes Trustee to enforce its right to compensation and related lien rights under section 6.07 of the 2016 Notes Indenture, subject to Section 5.14 hereof.

(d)     No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including but not limited to, the Plan Administrator, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors, as permitted by section 303 of the Delaware General Corporation Law.

(e)     Effectuating Documents

Prior to the Effective Date, any appropriate officer of Dendreon or the Affiliate Debtors, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary of Dendreon or the Affiliate Debtors, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

(f)     Directors and Officers; Further Transactions

Immediately upon the occurrence of the Effective Date, the Plan Administrator shall serve as the sole shareholder, officer, director or manager of each of the Liquidating Debtors. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

5.3	Compliance with the Asset Purchase Agreement

Notwithstanding anything in the Plan to the contrary, nothing herein shall eliminate any post-closing obligations of the Debtors under the Asset Purchase Agreement, including, without limitation, that (i) the Valeant Shares may be distributed proportionately solely to the Holders of the Allowed 2016 Noteholder Claims provided that the total amount of Allowed General Unsecured Claims does not exceed $200 million, and (ii) Dendreon shall liquidate as determined for U.S. federal income tax purposes no later than December 31, 2015.

5.4	Privilege Matters

(a)     Legal Representation of the Debtors and Committee After the Effective Date

Upon the Effective Date, the attorney-client relationship between (i) the Debtors and their current counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and (ii) the Committee and its current counsel, Sullivan & Cromwell LLP, and Young Conaway Stargatt & Taylor, LLP, shall be deemed terminated. No successor to the Debtors and/or the Committee, whether under this Plan or otherwise, including but not limited to the Liquidating Debtors and the Plan Administrator, shall be deemed to succeed to the attorney-client relationship that currently exists between the Debtors and its counsel and the Committee and its counsel. Subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel for the Debtors or the Committee shall not be precluded from representing any party in any action that might be brought by or against the Liquidating Debtors and/or the Plan Administrator.

(b)     Transfer of Evidentiary Privileges; Document Requests

On the Effective Date, the Liquidating Debtors and the Plan

Administrator shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors.

Accordingly, to the extent that documents are requested from current counsel to the Debtors by any Person, after the Effective Date, only the Liquidating Debtors and the Plan Administrator shall have the ability to waive such attorney-client or other privileges. In addition, unless otherwise ordered by the Court, current counsel to the Debtors shall have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Debtors unless (i) the Person requesting such documents serves their request on the Plan Administrator; (ii) the Plan Administrator consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Plan Administrator or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtors in connection with such production.

5.5	Dissolution of the Committee

The Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Committee shall be dissolved and its members shall have no further duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys, financial advisors and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Committee members and the reasonable fees and expenses of the Committee’s Professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Professional Fee Order and/or the Plan, as applicable. Professionals employed by the Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications.

5.6	The Plan Administrator

(a)     Appointment of the Plan Administrator

From and after the Effective Date, a Person or Entity to be designated by the Debtors, and subject to the consent of the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee, which consent shall not be unreasonably withheld, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. The Debtors shall file a notice providing the information set forth in sections 1129(a)(4) and (5) of the Bankruptcy Code on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person who it has selected as Plan Administrator. The appointment of the Plan Administrator shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date. The Plan Administrator shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Plan Administrator Agreement.

(b)     The Plan Administrator Agreement

Prior to or on the Effective Date, the Debtors shall execute a Plan Administrator Agreement in substantially the same form as set forth in Exhibit A, which shall be reasonably acceptable to the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee. Any nonmaterial modifications to the Plan Administrator Agreement made by the Debtors, and reasonably acceptable to the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee, prior to the Effective Date are hereby ratified. The Plan Administrator Agreement will contain provisions permitting the amendment or modification of the Plan Administrator Agreement necessary to implement the provisions of the Plan.

(c)     Rights, Powers and Duties of the Liquidating Debtors and the Plan Administrator

The Liquidating Debtors shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of the Liquidating Debtors and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others, (i) investigating and, if appropriate, pursuing Causes of Action, (ii) administering and pursuing the Liquidating Debtors’ assets, (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date and (iv) making Distributions to Holders of Allowed Claims as provided for in the Plan.

(d)     Compensation of the Plan Administrator

The Plan Administrator shall be compensated from the Wind-down Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-down Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Court; provided, however, that any disputes related to such fees and expenses shall be brought before the Court.

(e)     Indemnification

The Liquidating Debtors shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Liquidating Debtors), (ii) such individuals that may serve as officers and directors of the Liquidating Debtors, if any, and (iii) the Plan Administrator Professionals (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party’s willful misconduct or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Plan or Plan Administrator Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-down Reserve or any insurance purchased using the Wind-down Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

(f)     Insurance

The Plan Administrator shall be authorized to obtain and pay for out of the Wind-down Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Liquidating Debtors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Debtors or their Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement.

(g)     Revesting of Assets

Except as expressly provided elsewhere in this Plan, on the Effective Date, the property of each Debtor’s Estate, if any, shall revest in the applicable Liquidating Debtor.

5.7     Distributions to Holders of 2016 Noteholder Claims and General Unsecured Claims

(a)     Initial Distributions

On the Distribution Date, the Plan Administrator shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed 2016 Noteholder Claims and Allowed General Unsecured Claims. The Disbursing Agent shall not make any Distributions to the Holders of Allowed 2016 Noteholder Claims or Allowed General Unsecured Claims unless the Plan Administrator retains and reserves in the Disputed Claims Reserve such amounts as are required under Section 6.9(c) of the Plan.

(b)     Interim Distributions

The Disbursing Agent shall make interim Distributions of Cash in accordance with this Plan (i) to Holders of Allowed 2016 Noteholder Claims and Allowed General Unsecured Claims at least once each three-month period, unless the aggregate amount of such Distributions, except for the last anticipated Distributions, is $100,000.00 or less, and (ii) from the Disputed Claims Reserve as Disputed General Unsecured Claims become Allowed Claims.

(c)     Final Distributions

The Liquidating Debtors shall be dissolved and their affairs wound up and the Plan Administrator shall make the final Distributions on the date when, (A) in the reasonable judgment of the Plan Administrator, substantially all of the assets of the Liquidating Debtors have been liquidated and there are no substantial potential sources of additional Cash for Distribution, and (B) there remain no substantial Disputed Claims. The date on which the Plan Administrator determines that all obligations under the Plan and Plan Administrator Agreement have been satisfied is referred to as the “Plan Termination Date.” On the Plan Termination Date, the Plan Administrator shall, to the extent not already done, request that the Court enter an order closing the Chapter 11 Cases.

Upon dissolution of the Liquidating Debtors in accordance with Section 5.2(a), if the Plan Administrator reasonably determines that any remaining assets of the Liquidating Debtors are valued at $10,000.00 or less, or exceed the amounts required to be paid under the Plan, the Plan Administrator shall transfer such remaining funds to a charitable institution selected by the Plan Administrator, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws. If the Plan Administrator determines that any remaining assets of the Liquidating Debtors are valued at more than $10,000.00, the Plan Administrator may seek to transfer such remaining assets to a charitable institution in accordance with this Section 5.7(c) upon a motion to the Court.

5.8	Limited Release of Liens

On the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates shall be released, subject to the requirements of Section 3.2(b).

5.9	Accounts and Reserves

(a)     Professional Fee Reserve

On or before the Effective Date, the Debtors shall create and fund the Professional Fee Reserve in Cash in the Amount of the Professional Fee Estimate. Subject to Section 5.9(e), the Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims, Supporting Noteholders Professional Fee Claims, the Allowed Deerfield Substantial Contribution Claim, the Allowed Committee Member Substantial Contribution Claims, and the 2016 Notes Trustee Fee Claims, and no payments on account of such claims shall be made from any source other than the Professional Fee Reserve. The Plan Administrator (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve, (ii) subject to the terms and conditions of the Plan, shall pay each Professional Fee Claim of a Professional employed by the Debtors or the Committee, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim, (iii) shall pay the Supporting Noteholders Professional Fee Claims upon satisfaction of the conditions to payment provided under the PSA Order, and (iv) shall pay any other Claims permitted to be paid from the Professional Fee Reserve pursuant to the terms of the Plan. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Professional Fee Reserve shall be transferred to the Administrative and Priority Claims Reserve until such time as all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, then such remaining Cash, if any, shall be available for Pro Rata distribution to Holders of Allowed

Class 3 Claims and Allowed Class 4 Claims. Only Professionals employed in the Chapter 11 Cases by the Debtors or the Committee, the Supporting Noteholders Professionals, the Allowed Deerfield Substantial Contribution Claim, the Allowed Committee Member Substantial Contribution Claims, and the 2016 Notes Trustee Fee Claims shall be entitled to payment from the Professional Fee Reserve. For the avoidance of doubt, (i) the Supporting Noteholders Professionals shall not be required to file final fee applications and shall only be required to meet the conditions necessary to payment as set forth in the PSA Order and (ii) the 2016 Notes Trustee shall not be required to file a final fee application and shall be paid pursuant to Section 5.14 hereof.

The Professionals employed by the Debtors and the Committee, as applicable, the Supporting Noteholders and the 2016 Notes Trustee, shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications (if applicable), upon the submission of redacted invoices to the Plan Administrator for payment from the Professional Fee Reserve. Any Supporting Noteholders Professional that serves as a member of the Oversight Committee shall be entitled to such post-Effective Date fees and expenses incurred for serving in such capacity and, separately, in its capacity as a Supporting Noteholders Professional; provided, however, that in no event shall any such Supporting Noteholders Professional be entitled to receive fees and expenses in more than one such capacity on account of any given efforts. Any time or expenses incurred in the preparation, filing and prosecution of final fee applications shall be disclosed by each Professional in its final fee application and shall be subject to approval of the Court.

(b)     Administrative and Priority Claims Reserve

On or before the Effective Date, the Debtors shall create and fund the Administrative and Priority Claims Reserve in Cash in the Amount of the Administrative and Priority Claims Estimate. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims, and, subject to Section 5.9(e), no payments on account of the foregoing claims shall be made from any source other than the Administrative and Priority Claims Reserve. The Plan Administrator (i) shall segregate and shall not commingle the Cash held in the Administrative and Priority Claims Reserve and (ii) shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (including Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Administrative and Priority Claims Reserve shall be available for Pro Rata distribution to Holders of Allowed Class 3 Claims and Allowed Class 4 Claims.

(c)     Disputed Claims Reserve

On or before the Effective Date, the Debtors shall create and fund the Disputed Claims Reserve in Cash in the amount of the Disputed Claims Estimate. Subject to Section 5.9(e), no payments made on account of Disputed General Unsecured Claims that become Allowed Claims after the Effective Date shall be made from any source other than the Disputed Claims Reserve.

(d)     Wind-down Reserve

On or before the Effective Date, the Debtors shall create and fund the Wind-down Reserve in Cash in the amount of the Wind-down Budget. Subject to Section 5.9(e), no payments to the Plan Administrator and Plan Administrator Professionals shall be made from any source other than the Wind-down Reserve. Any recovery from Causes of Action shall be deposited by the Plan Administrator into the Wind-down Reserve.

(e)     Other Reserves and Modifications to Reserves

Subject to and in accordance with the provisions of the Plan Administrator Agreement and the Wind-down Budget, the Plan Administrator may establish and administer any other necessary reserves that may be required under the Plan or Plan Administrator Agreement, subject to the consent of the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders and the Committee prior to the Effective Date, or the Oversight Committee on and after the Effective Date, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator may, in consultation with the Oversight Committee, make transfers of money between the reserves established hereunder to satisfy Claims and other obligations in accordance with the Plan and the Wind-down Budget.

5.10	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

5.11	Exemption from Securities Laws

As provided in the Solicitation Procedures Order, the offer and sale of the Valeant Shares pursuant to the Plan is exempt from the registration requirements of the Securities Act and similar state and local statutes pursuant and subject to section 1145 of the Bankruptcy Code. The Debtors are authorized to offer the Valeant Shares pursuant to the safe harbor contained in section 1125(e) of the Bankruptcy Code. The Valeant Shares may be resold by the holders thereof without restriction except to the extent that any such holder is deemed to be (i) an underwriter as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) an issuer or an affiliate of an issuer, or (iii) a dealer.

5.12	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain all of the Causes of Action, a nonexclusive list of which is set forth on Exhibit C, annexed to this Plan. The Plan Administrator, on behalf of the Liquidating Debtors, may enforce all rights to commence and pursue, as appropriate, the Causes of Action, and the Plan Administrator’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or the dissolution of the Debtors. The Plan Administrator expressly reserves all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Court order, the Plan Administrator expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, the Plan Administrator shall waive and shall not commence, pursue or prosecute claims, if any, pursuant to section 547 of the Bankruptcy Code against any non-Insiders of the Debtors.

The Plan Administrator shall be authorized to (i) enforce, (ii) prosecute, and (iii) settle or compromise (subject to the consent of the Oversight Committee for settlements in the amount of $100,000.00 and above) the Causes of Action. The Plan Administrator may pursue such Causes of Action, with the consent of the Oversight Committee, which consent shall not be unreasonably withheld, in accordance with the obligations of the Plan and the best interests of all of the beneficiaries of the Plan. The method of distribution of the Estates’ assets pursuant to the Plan shall not, and shall not be deemed to, prejudice the Causes of Action, which shall survive entry of the Confirmation Order for the beneficiaries of the Plan. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle any or all of the Causes of Action with the approval of the Court pursuant to Fed. R. Bankr. P. 9019.

The Debtors have not conducted an investigation into the Causes of Action. Accordingly, in considering this Plan, each party in interest should understand that any and all Causes of Action that may exist against such Person or Entity may be pursued by the Plan Administrator, regardless of whether, or the manner in which, such Causes of Action are listed on Exhibit C to this Plan or described herein. The failure of the Debtors to list a claim, right, cause of action, suit or proceeding on Exhibit C to this Plan shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

The substantive consolidation of the Debtors and their Estates pursuant to the Confirmation Order and Section 5.1 of this Plan shall not, and shall not be deemed to, prejudice any of the Causes of Action, which shall survive entry of the Confirmation Order for the benefit of the Debtors and their Estates, and, upon the Effective Date, for the benefit of the Liquidating Debtors.

5.13	Effectuating Documents; Further Transactions

The Plan Administrator, subject to the terms and conditions of this Plan and the Plan Administrator Agreement, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the conveyance and transfer of assets and liabilities provided for by the Asset Purchase Agreement.

5.14	2016 Notes Trustee Fee Claims

The Debtors or the Liquidating Debtors, on the Effective Date to the extent invoiced, or as soon as reasonably practicable following receipt of redacted invoices post-Effective Date (which invoices shall also be provided to the Supporting Noteholders and the Committee), shall pay the 2016 Notes Trustee Fee Claims incurred through the Effective Date; provided, however, if the Debtors, the Liquidating Debtors, the Committee or the Supporting Noteholders, as applicable, and the 2016 Notes Trustee cannot agree with respect to the reasonableness of the fees and expenses to be paid, the Debtors or the Liquidating Debtors, as applicable, shall (i) pay the undisputed portion of any invoices submitted with respect to 2016 Notes Trustee Fee Claims, (ii) place the disputed amounts of any such invoices in escrow, and (iii) notify the 2016 Notes Trustee of any dispute within ten (10) days after the presentation of such invoices. After the parties have attempted in good faith to resolve any such dispute for at least fifteen (15) days after the notification of the dispute, the 2016 Notes Trustee may submit such dispute for resolution to the Court; provided, however, that the Court’s review shall be limited to a determination under the reasonableness standard in accordance with the 2016 Notes Indenture. Nothing herein (including, without limitation, any release, discharge or injunction provided under the Plan) shall impair, waive, discharge or negatively affect any charging lien for any fees, costs and expenses not paid pursuant to this Plan and otherwise claimed by the 2016 Notes Trustee in accordance with the 2016 Notes Indenture.

5.15	Oversight Committee

As of the Effective Date, a post-confirmation committee (the “Oversight Committee”) shall be formed. The members of the Oversight Committee shall be identified in the Plan Supplement. After the Effective Date, the Plan Administrator shall consult with the Oversight Committee regarding (i) Causes of Action and Disputed Claims for which the Plan Administrator proposes a settlement in the amount of $100,000.00 and above) and (ii) the disposition of property of the Debtors and the Liquidating Debtors for $100,000.00 and above in accordance with the terms of the Plan and the Plan Administrator Agreement.

The compensation of the members of the Oversight Committee shall be provided in the Plan Supplement.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Disbursing Agent in accordance with Section 5.7(a); provided that the Pro Rata Distribution of the Valeant Shares to the Holders of Allowed 2016 Noteholder Claims shall be made immediately upon the occurrence of the Effective Date and the Liquidating Debtors shall make reasonable efforts to make a Pro Rata Distribution of Available Cash to Holders of Allowed 2016 Noteholder Claims and Holders of Allowed General Unsecured Claims on the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of this Plan. Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim.

6.2	Disbursing Agent

The Disbursing Agent shall make all Distributions required under this Plan, subject to the terms and provisions of this Plan. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation from the Wind-down Reserve for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall be authorized and directed to rely upon the Debtors’ Books and Records and the Plan Administrator’s representatives and professionals in determining Allowed Claims not entitled to Distributions under the Plan in accordance with the terms and conditions of this Plan. Class 3 Distributions of the Valeant Shares on account of Allowed 2016 Noteholder Claims shall be made immediately upon the occurrence of the Effective Date to such Holders.

6.3	Delivery of Distributions and Undeliverable or Unclaimed Distributions

(a)     Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing

Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Cases, as modified by any Final Order of the Court disallowing Claims in whole or in part.

(b)     Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions shall be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent shall segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed Distribution within ninety (90) days after the date such Distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtors and their Estates, the Liquidating Debtors, the Plan Administrator, and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Administrative and Priority Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Allowed General Unsecured Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Disputed Claims Reserve, and all title to and all beneficial interests in the Available Cash represented by any such undeliverable Distributions shall revert to and/or remain in the Liquidating Debtors and shall be distributed in accordance with the Plan. The reversion of such Cash to the Administrative and Priority Claims Reserve or the Disputed Claims Reserve, as applicable, shall be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be treated in accordance with the terms of this Plan. Nothing contained in this Plan or the Plan Administrator Agreement shall require the Debtors, the Liquidating Debtors, the Plan Administrator, or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

This Section 6.3(b) is not applicable to the 2016 Notes Trustee or the holders of the 2016 Notes.

6.4	Prepayment

Except as otherwise provided in this Plan or in the Confirmation Order, the Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, as applicable, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim or Allowed Secured Claim at any time.

6.5	Means of Cash Payment

Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

6.6	Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

6.7	Withholding and Reporting Requirements

In connection with the Plan and all Distributions thereunder, the Disbursing Agent or the Plan Administrator, as applicable, on behalf of the Liquidating Debtors, is authorized to take any and all actions that may be necessary or appropriate to comply with all withholding, payment and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Allowed Claims and Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent or the Plan Administrator, as applicable, on behalf of the Liquidating Debtors, shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment and reporting requirements. All Holders of Claims shall be required to provide any information necessary to allow the Plan administrator to comply with all withholding, payment and reporting requirements with respect to such Taxes. The Disbursing Agent or the Plan Administrator shall withhold the full amount required by law on any Distribution on account of any Holder of an Allowed Claim that fails to timely provide to the Disbursing Agent or the Plan Administrator the required information.

6.8	Setoffs

Subject to the terms and conditions of the Plan Administrator Agreement, the Debtors and/or the Plan Administrator may, but shall not be required to, set off against any Claim and the payments or other Distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors may have against the Holder thereof, provided that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Liquidating Debtors or the Plan Administrator of any such claim that the Debtors may have against such Holder.

6.9    Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

(a)    Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims, all objections to Claims must be filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those persons or entities that have requested notice in the Chapter 11 Cases in accordance with Bankruptcy Rule 2002.

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Effective Date, the Plan Administrator shall have the authority to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court, subject to the consent of the Oversight Committee for proposed settlements in the amount of $100,000.00 and above, which consent shall not be unreasonably withheld; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that the objection to and settlement of Professional Fee Claims shall not be subject to this Section 6.9(a), but rather shall be governed by Section 9.1(a) of the Plan. In the event that any objection filed by the Debtors or the Committee remains pending as of the Effective Date, the Plan Administrator shall be deemed substituted for the Debtors or the Committee, as applicable, as the objecting party.

The Plan Administrator shall be entitled to assert all of the Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims.

(b)    No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtors or the Liquidating Debtors on account of a Cause of Action, no payments or Distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Court or such other court having jurisdiction over the matter.

(c)    Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Plan Administrator shall withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of 2016 Noteholder Claims and Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under this Plan if such Disputed General Unsecured Claims were allowed in their Disputed Claim Amounts. The Plan Administrator may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Plan Administrator determines to reserve less than the Face Amount. The Plan Administrator shall withhold the applicable Disputed Claim Amounts with respect to such Claims based upon the estimated amount of each such Claim as estimated by the Court. If practicable, the Plan Administrator shall invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with the Plan Administrator Agreement. Nothing in this Plan, the Disclosure Statement or the Plan Administrator Agreement shall be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim.

(d)    Distributions After Allowance or Disallowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims shall be made in accordance with provisions of the Plan that govern Distributions to Holders of 2016 Noteholder Claims and Allowed General Unsecured Claims and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims. The Plan Administrator shall no longer reserve for and shall distribute to the Holders of Allowed Class 3 Claims and Allowed Class 4 Claims, on the next Periodic Distribution Date and pursuant to the Plan, their Pro Rata shares of the funds held in the Disputed Claims Reserve on account of any Disputed General Unsecured Claim that becomes a Disallowed Claim.

(e)    De Minimis Distributions

The Plan Administrator shall not be required to make any distributions to Holders of Allowed Claims (other than Priority Tax Claims or Administrative Claims) aggregating less than fifty dollars ($50.00). Cash that otherwise would be payable under the Plan to Holders of Allowed General Unsecured Claims but for this Section 6.9(e) shall be available for Distributions to Holders of Allowed Class 3 Claims and Allowed Class 4 Claims. Subject to Section 5.9(e), Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for this Section 6.9(e)

shall remain in the Administrative and Priority Claims Reserve until such time as all such Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid.

(f)    Fractional Dollars

Any other provision of this Plan notwithstanding, the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

(g)    Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

(h)    Distribution Record Date

The Disbursing Agent shall have no obligation to recognize the transfer of or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record Holders stated on the official Claims register or the Debtors’ Books and Records, as applicable, as of the close of business on the Distribution Record Date.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Rejected Contracts and Leases

Except as otherwise provided in the Plan, the Sale Order, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which any Debtor is a party shall be deemed automatically rejected by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on Exhibit B hereto as a contract to be assumed; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order shall constitute an order of the Court approving the rejections described in this Section 7.1, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

7.2	Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Debtors or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Plan Administrator within thirty (30) days after service of notice of entry of the Confirmation Order.

7.3	Assumed Contracts and Leases

Except as otherwise provided in the Confirmation Order, this Plan, the Plan Administrator Agreement or any other document entered into after the Petition Date or in connection with this Plan, the Confirmation Order shall constitute an order under Bankruptcy Code section 365 assuming, as of the Effective Date, those contracts listed on Exhibit B to this Plan; provided, however, that the Debtors may amend such Exhibit at any time prior to the Confirmation Date; provided further, however, that listing an insurance agreement on such Exhibit shall not constitute an admission by a Debtor that such agreement is an executory contract or that any Debtor has any liability thereunder.

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default, if any, shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure, with such Cure being provided by, at the option of the Liquidating Debtors or the Plan Administrator, either (x) Dendreon or (y) the assignee to whom such contract or lease is being assigned. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of Dendreon or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Liquidating Debtors or the Plan Administrator shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors. The Confirmation Order, if applicable, shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty (20) days’ notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Court.

7.4	Indemnification Obligations

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtors’ certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons’ service with, for or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtors shall survive confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all obligations under this Section 7.4 shall be limited solely to available insurance coverage and neither the Liquidating Debtors, the Plan Administrator nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtors’ obligations set forth in this Section 7.4 shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification obligations shall not apply to or cover any Claims, suits or actions against a Person that result in a final order determining that such Covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

8.1	Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Section 8.3 of the Plan:

(a)    the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Committee, the Unaffiliated Noteholders and the Deerfield Noteholders and shall, among other things:

(i)    provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(ii)    provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

(b)    The amounts of the Administrative and Priority Claims Estimate, the Disputed Claims Estimate, the Wind-down Reserve, the Professional Fee Estimate, and the Wind-down Budget shall be reasonably acceptable to the Committee, the Deerfield Requisite Supporting Noteholders and the Unaffiliated Requisite Supporting Noteholders.

(c)    The Plan Administrator Agreement shall be in form and substance reasonably acceptable to the Committee, the Deerfield Requisite Supporting Noteholders, and the Unaffiliated Requisite Supporting Noteholders; and

(d)    the Confirmation Order shall have been entered by the Court.

8.2	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 8.3 of the Plan:

(a)    the Confirmation Order shall not then be stayed pending appeal, vacated or reversed and shall not have been amended without the agreement of the Debtors, the Committee, the Unaffiliated Noteholders and the Deerfield Noteholders;

(b)    the Professional Fee Reserve, the Administrative and Priority Claims Reserve and the Disputed Claims Reserve shall have been funded in Cash in full and the Wind-down Reserve shall have been funded with the amount agreed pursuant to Section 5.9(d) of the Plan;

(c)    the Plan Administrator shall have been appointed and assumed its rights and responsibilities under the Plan and the Plan Administrator Agreement, as applicable;

(d)    the Debtors shall have retained and pre-paid appropriate professionals for the preparation of the Debtors’ tax returns for 2014 and 2015;

(e)    all actions, documents and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors, the Committee, the Unaffiliated Noteholders and the Deerfield Noteholders, and such actions, documents and agreements shall have been effected or executed and delivered. The Plan Administrator Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived; and

(f)    the Debtors shall have received the Valeant Shares.

8.3	Waiver of Conditions

Each of the conditions to the Effective Date set forth in Section 8.2 of the Plan may be waived in whole or in part by the Debtors without any other notice to parties in interest or the Court, provided that the Debtors have received the consent of the Committee, the Deerfield Requisite Supporting Noteholders, and the Unaffiliated Requisite Supporting Noteholders, which consent shall not unreasonably be withheld, provided further that it shall be deemed reasonable to withhold consent if the Debtors are not in receipt of the Valeant Shares. The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

8.4	Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within 180 days of the Confirmation Date, or by such date, after notice and a hearing, as approved by the Court, (a) the Plan shall be null and void in all respects; (b) any settlement of claims shall be null and void without further order of the Court; and (c) the time within which the Debtors may assume and assign or reject all Executory Contracts shall be extended for a period of thirty (30) days after such motion is granted.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

9.1	Professional Fee Claims

(a)    Final Fee Applications

All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Liquidating Debtors, the Plan Administrator, counsel to the Deerfield Noteholders, counsel to the Unaffiliated Noteholders, the requesting Professional and the Office of the United States Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Court.

(b)    Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

9.2    Substantial Contribution Compensation and Expenses Bar Date

Any Person who wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must file an application with the clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Liquidating Debtors and the Plan Administrator and as otherwise required by the Court and the Bankruptcy Code on or before the Administrative Claims Bar Date, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be filed no later than the Claims Objection Deadline, unless otherwise extended by Order of the Court. For the avoidance of doubt, this Section 9.2 shall not apply to the Committee Member Substantial Contribution Claim and the Deerfield Substantial Contribution Claim.

9.3    Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims and Claims arising under section 503(b)(9) of the Bankruptcy Code, must be filed with the Court and served on the Liquidating Debtors and the Plan Administrator no later than the Administrative Claims Bar Date. Unless the Plan Administrator or any other party in interest objects to an Administrative Claim by the Claims Objection

Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Plan Administrator or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

ARTICLE X

EFFECTS OF CONFIRMATION

10.1    Satisfaction of Claims

Distributions made under the Plan on account of Claims or Interests shall satisfy the obligations of the Debtors and the Liquidating Debtors, as adjusted by the Plan, in respect of such Claims or Interests. The entry of the Confirmation Order shall constitute the Court’s approval of such treatment and satisfaction of all such Claims and Interests, as well as a finding by the Court that such treatment and satisfaction is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable.

10.2    Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Debtors and the Plan Administrator and all other parties in interest in the Chapter 11 Cases.

10.3    Effects of Confirmation

No Claimholder or Interest Holder may, on account of a Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any Debtor or its respective successors, assigns and/or property, except as expressly provided in this Plan.

10.4    Releases

(a)    Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, to the fullest extent permissible under applicable law, and except as otherwise specifically provided in the Plan, upon the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally (i) the Committee and, solely in their respective capacities as members or representatives of the Committee, (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Committee; (ii) the Released Parties; (iii) each of the respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of any of the foregoing or of the Debtors, solely in their respective capacities as such; and (iv) all individuals serving, or who have served, since the Petition Date, as a director or officer of the Debtors, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or the Liquidating Debtors under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement, other than Claims or liabilities arising out of or relating to any act or omission that constitutes a failure to perform the duty to act in good faith and where such failure to perform constitutes willful misconduct, gross negligence, or fraud.

(b)    Release by Holders of Claims

Except as otherwise specifically provided in the Plan and to the fullest extent permissible under applicable law, on the Effective Date, the Released Parties and each Holder of a Claim (excluding any of the Debtors), including each Claimholder deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code, shall release unconditionally, and hereby is deemed to forever release unconditionally (i) the Released Parties, (ii) the Committee, (iii) each of their respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives, solely in their respective capacities as such, and only with respect to their activities and conduct during or in connection with the Chapter 11 Cases, (iv) all individuals serving, or who have served, since the Petition Date, as a manager, director, managing member, officer, partner, agent, employee, attorney or other advisor of the Debtors and (v) any successors or assigns of the foregoing, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, whether or not by or in the right of any of the Debtors, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement other than Claims or liabilities arising out of or relating to any act or omission that constitutes a failure to perform the duty to act in good faith and where such failure to perform constitutes willful misconduct, gross negligence, or fraud; provided, that this subsection shall not release any Person from any Claim or cause of action existing as of the Effective Date, based on (x) the Internal Revenue Code or any other domestic state, city or municipal tax code, (y) the environmental laws of the United States or any domestic state, city or municipality or (z) any criminal laws of the United States or any domestic state, city or municipality. Notwithstanding anything to the contrary in this Section 10.4(b), a Holder of a Claim (other than a Released Party) shall be deemed not to provide the releases in this section if such Holder (i) votes to reject the Plan and (ii) “opts out” of the releases provided in Section 10.4(b) of the Plan in a timely submitted, valid Ballot. For the avoidance of doubt, each Released Party that is the Holder of a Claim shall be deemed to have given the releases in this Section 10.4(b).

10.5	Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, to the maximum extent permitted by the Bankruptcy Code and applicable law, none of (i) the Debtors, (ii) the Liquidating Debtors, (iii) the Plan Administrator, (iv) the Committee, (v) the Supporting Noteholders, nor (vi) any of their respective members, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity on or after the Petition Date, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or (with respect to such Claims or Interests) any of their respective agents, affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors’ Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

10.6	Injunction

Except as otherwise expressly provided in the Plan, the Plan Supplement or related documents, or for obligations issued pursuant to the Plan, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined, from and after the Effective Date, from taking any of the following actions against any of the Estate(s), the Plan Administrator, any of the property of the foregoing, the property of the Liquidating Debtors, or any successors or assigns of the foregoing on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan. By accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim receiving any Distribution pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 10.6.

The releases pursuant to Article X of this Plan shall also act as a permanent injunction against any party that has provided such releases from commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim released under this Plan to the fullest extent authorized by applicable law.

10.7	Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to Distributions on account of Claims against the Debtors based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the Distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the Distributions in the manner set forth in the Plan.

ARTICLE XI

RETENTION OF JURISDICTION

11.1	Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan, and the Plan Administrator Agreement to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)    To the extent not otherwise determined by the Plan, determine (i) the allowance, classification or priority of Claims upon objection by any party in interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against assets of the Estates, Causes of Action, or property of the Estates or the Liquidating Debtors;

(b)    Issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and determine all matters that may be pending before the Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

(c)    Protect the assets or property of the Estates and/or the Liquidating Debtors, including Causes of Action, from claims against, or interference with, such assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any assets of the Estates;

(d)    Determine any and all applications for allowance of Professional Fee Claims;

(e)    Determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims, entitled to priority under section 507(a) of the Bankruptcy Code;

(f)    Resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

(g)    Determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

(h)    Except as otherwise provided herein, determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

(i)    Enter a Final Order closing each of the Chapter 11 Cases;

(j)    Modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

(k)    Issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

(l)    Determine any Tax liability pursuant to section 505 of the Bankruptcy Code;

(m)     Enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(n)    Resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(o)    Resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Cases;

(p)    Authorize, as may be necessary or appropriate, sales of assets as necessary or desirable and resolve objections, if any, to such sales;

(q)    Resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

(r)    Approve, if necessary, any Distributions, or objections thereto, under the Plan;

(s)    Approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Plan Administrator;

(t)    Resolve any dispute or matter arising under or in connection with the Liquidating Debtors or the Plan Administrator;

(u)    Order the production of documents, disclosures or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

(v)    Determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

11.2	Retention of Non-Exclusive Jurisdiction by the Court

Notwithstanding anything else in the Plan, the Court shall retain non-exclusive jurisdiction over all Causes of Action prosecuted by the Plan Administrator on behalf of the Liquidating Debtors.

11.3	Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 11.1 of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1	Modifications and Amendments

The Debtors may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtors have received the prior consent of the Committee, the Deerfield Requisite Supporting Noteholders, and the Unaffiliated Requisite Supporting Noteholders which consent shall not unreasonably be withheld. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

12.2	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.3	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

12.4	Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on the Effective Date. The Debtors, prior to the Effective Date, and the Plan Administrator, on behalf of the Liquidating Debtors, from and after the Effective Date, shall pay U.S. Trustee Fees in accordance with 28 U.S.C. § 1930 until the Chapter 11 Cases are closed or converted and/or the entry of final decrees. In addition, the Plan Administrator shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to file a request for payment of its quarterly fees.

12.5	Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by such Debtors or any other Person.

12.6	Insurance Policies

The Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, may cancel, terminate, or surrender any insurance policies in accordance with the terms thereof and the applicable insurer is authorized to accept such cancelation, termination, or surrender of any such policy. Any insurer is authorized to pay, and the Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, may collect any proceeds of such cancellation, termination or surrender.

12.7	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor, a Liquidating Debtor, the Committee, or the Plan Administrator shall be (a) in writing,

(b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, or (iv) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed and (d) addressed as follows:

The Debtors:

Dendreon Corporation

601 Union Street

Suite 4900

Seattle, WA 98101

Attn: Rob Crotty, Esq.

Title: General Counsel and Secretary

Telephone: (888) 369-8915

with a copy to:

Ken Ziman, Esq.

Skadden, Arps, Slate, Meager & Flom LLP

Four Times Square

New York, New York 10036-6522

Telephone: (212) 735-3000

Fax: (212) 735-2000

with a copy to:

Felicia Gerber Perlman, Esq.

Skadden, Arps, Slate, Meager & Flom LLP

155 N. Wacker Dr.

Chicago, IL 60606-1720

Telephone: (312) 407-0700

Fax: (312) 407-0411

The Liquidating Debtors:

Dendreon Corporation

601 Union Street

Suite 4900

Seattle, WA 98101

Attn: Rob Crotty, Esq.

Title: General Counsel and Secretary

Telephone: (888) 369-8915

Committee:

c/o Michael Torkin, Esq.

Mark Schneiderman, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Deerfield Noteholders:

c/o John C. Longmire, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 728-8000

Facsimile: (212) 728-8111

Unaffiliated Noteholders:

c/o Steven D. Pohl, Esq.

Brown Rudnick LLP

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 856-8200

Facsimile: (617) 856-8201

and

c/o John Storz, Esq.

Seven Times Square

New York, NY 10036

Telephone: (212) 209-4800

Facsimile: (212) 209-4801

Plan Administrator:

Name

Address

Telephone:

Facsimile:

12.8	Plan Supplement(s)

Exhibits to the Plan not attached hereto shall be filed in one or more Plan Supplements by the

Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtors’ case website (https://cases.primeclerk.com/dendreon/) or the Court’s website (http://www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at dendreoninfo@primeclerk.com. The documents contained in any Plan Supplements shall be approved by the Court pursuant to the Confirmation Order.

Dated:	Wilmington, Delaware
April 16, 2015

DENDREON CORPORATION, et al., Debtors and Debtors-in-Possession

By:	/s/ Robert L. Crotty
Name: Robert L. Crotty
Title: President, General Counsel and Secretary

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

By:	/s/ Sarah E. Pierce
Anthony W. Clark (I.D. No. 2051)
Sarah E. Pierce (I.D. No. 4648)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

- and -

Kenneth S. Ziman
Raquelle L. Kaye
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

- and -

Felicia Gerber Perlman
155 N. Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
In re: DENDREON CORPORATION, et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 14-12515 (LSS) Jointly Administered
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

PLAN SUPPLEMENT TO FIRST AMENDED PLAN OF LIQUIDATION PURSUANT

TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Anthony W. Clark (I.D. No. 2051) Sarah E. Pierce (I.D. No. 4648) One Rodney Square P.O. Box 636 Wilmington, DE 19899 Telephone: (302) 651-3000 Fax: (302) 651-3001	Kenneth S. Ziman Raquelle L. Kaye Four Times Square New York, NY 10036 Telephone: (212) 735-3000 Fax: (212) 735-2000	Felicia Gerber Perlman Candice Korkis 155 N. Wacker Dr. Chicago, IL 60606 Telephone: (312) 407-0700 Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

Dated: [—], 2015

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 601 Union Street, Suite 4900, Seattle, Washington 98101.

1

TABLE OF EXHIBITS

Exhibit	Title
A	Plan Administrator Agreement
B	Contracts To Be Assumed Under Plan
C	Non-Exclusive List of Retained Claims and Causes of Action

THE DEBTORS RESERVE THE RIGHT TO REVISE THIS

PLAN SUPPLEMENT AT ANY TIME PRIOR TO THE HEARING

ON CONFIRMATION OF THE DEBTORS’ PLAN OF LIQUIDATION

1

EXHIBIT A

Plan Administrator Agreement

EXHIBIT B

Contracts To Be Assumed Under Plan3

The Debtors will assume under the Plan any and all insurance policies maintained by the Debtors that have not expired or terminated pursuant to their own terms on or before the Effective Date of the Debtors’ plan of liquidation, including but not limited to policies issued by [—] or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance coverage or employment practices liability insurance coverage.

[3]	The inclusion by the Debtors of an agreement on this Exhibit B does not constitute an admission by the Debtors that such agreement is an executory contract or unexpired lease.

EXHIBIT C

Non-Exclusive List of Retained Claims and Causes of Action

The following is a non-exclusive list of potential or actual parties against whom the Debtors could assert or have asserted a claim or cause of action, which claims and causes of action are being retained by the Debtors under the Plan and pursuant to the authority of Bankruptcy Code section 1123(b)(3)(B). Capitalized terms not defined herein are used as defined in the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors to which this Exhibit C is attached. The Debtors reserve their rights to modify this list to amend parties or otherwise update this list, but disclaim any obligation to do so. In addition to possible causes of action and claims against the persons or entities listed herein, the Debtors may have, in the ordinary course of business, causes of action, claims, or rights against vendors or others with whom they deal in the ordinary course of business (“Ordinary Course Claims”) to the extent such causes of action, claims or rights have not been assigned to a third party. The Plan Administrator reserves its right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims and all other claims and causes of action of the Debtors and the Estates, including but not limited to the specific claims and causes of action described below, subject to any release, exculpations and/or indemnifications in the Plan and/or the Sale Order: